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                                                                    EXHIBIT 10.6

                           EQUITY CONVERSION AGREEMENT


         This Equity Conversion Agreement (the "Agreement") dated as of February 17, 2000 (the "Closing Date") is entered into by and among Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Borrower"), Brigham Exploration Company, a Delaware corporation (the "Issuer") and Shell Capital Inc., a Delaware corporation and its successors and assigns (the "Convertible Lender").

                                     RECITAL

         WHEREAS, the Borrower and Bank of Montreal, as Agent for the Lenders have entered into that certain Amended and Restated Credit Agreement of even date herewith (the "Credit Agreement"), pursuant to the terms and conditions of which the Convertible Lender has agreed to make certain revolving loans to the Borrower with such loans to be evidenced by that certain note of even date therewith made by the Borrower payable to the order of the Convertible Lender in the aggregate principal amount of $40,000,000 (the "Convertible Note"); and

         WHEREAS, certain sums outstanding on the Convertible Note are to be convertible into the common stock of the Issuer pursuant to certain terms and provisions as fully set forth in this Agreement; and

         WHEREAS, the Issuer is the parent company of the Borrower and will directly and indirectly benefit from the loans and extension of credit by the Convertible Lender to the Borrower under the Credit Agreement and in consideration therefore as agreed to enter into this Equity Conversion Agreement.

         NOW, THEREFORE, known all men by these presents that the Borrower, the Convertible Lender and the Issuer do hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms Borrower, Convertible Lender, Convertible Note, Credit Agreement and Issuer shall have the meanings indicated above. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I, the Credit Agreement or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa):




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         "Additional Shares of Common Stock" shall mean all shares of Common
Stock issued by the Issuer after the Closing Date, other than Common Stock issued pursuant to this Agreement or the Warrant Agreement.

         "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Issuer may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month to end prior to such date specified, based on the value of the Issuer, as determined by an investment banking firm (approved by the Convertible Lender and the Issuer) in accordance with such firm's customary practices, divided by the number of outstanding shares of Common Stock, after giving pro forma effect to the exercise or conversion of all exercisable or Convertible Securities (including the Warrants) for Common Stock and the payment of the exercise or conversion price therefor.

         "Board" means the Board of Directors of the Issuer.

         "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Issuer as of the last day of any month immediately preceding such date, divided by the number of Outstanding shares of Common Stock, after giving pro forma effect to the exercise or conversion of all exercisable or Convertible Securities (including the Warrants) for Common Stock and the payment of the exercise or conversion price therefor, as determined in accordance with GAAP by any firm of independent certified public accountants of recognized national standing selected by the Issuer and reasonably acceptable to the Convertible Lender.

         "Business Day" shall mean each day which is not a day on which banks in Houston, Texas are generally authorized or obligated by law or executive order to close.

         "Closing Price" shall mean with respect to a particular security, at the end of a given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the NASDAQ Stock Market if such security is traded over-the-counter and quoted in the NASDAQ Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the NASDAQ Stock Market or any comparable system.

         "Common Stock" shall mean the common stock, $0.01 par value per share, of the Issuer, as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Issuer of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof




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which is also not preferred as to dividends or assets over any other class of stock of the Issuer and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 2.04(h) of this Agreement) received by or distributed to the holders of Common Stock of the Issuer in the circumstances contemplated by Section 2.04(h) of this Agreement.

         "Conversion Date" shall mean the date set out in the Conversion Notice.

         "Conversion Notice" shall mean a written notice from the Convertible Lender to the Issuer with a copy to the Borrower as provided in Section 2.01(h) hereof.

         "Conversion Price" shall mean the applicable per share prices as set out in subsection 2.01 (f).

         "Convertible Amount" shall mean the dollar amount of Convertible Loans outstanding at any time under the Convertible Note.

         "Convertible Loan Threshold Amount" shall mean at any time the greater of (i) $45,000,000 less the proceeds from asset sales made by the Issuer used to permanently repay Loans less the amount of any SCI Loans previously converted to Common Stock pursuant to the terms hereof and (ii) the Borrowing Base or Target Asset Value as determined by the Convertible Lender from time to time.

         "Convertible Loans" shall mean those portions of the SCI Loans which are convertible into Common Stock pursuant to Section 2.01 hereof.

         "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "Convertible Tranches" shall mean Tranche One, Tranche Two and Tranche Three as described in Section 2.01(f) hereof.

         "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) if there shall then be a public market for the Common Stock, the average Price per share for the 20 trading days preceding such date; or (b) at any time that there is no public market for the Common Stock, the fair market value per share of Common Stock on such date as determined reasonably and in good faith by the board of directors of the Issuer (determined without giving effect to any discount for a minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Issuer has no class of equity registered under the Exchange
Act), such fair market value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell, provided that (i) if Current Market Price is being determined in connection with an issuance of shares of Common Stock,




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solely to one or more Affiliates of the Issuer, then if so requested by the
Convertible Lender, Current Market Price shall be the Appraised Value; and (ii) Current Market Price shall never be less than Book Value.

         "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Issuer or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

         "Permitted Issuances" shall mean (i) the issuance of shares of Common Stock upon exercise of the Warrants or pursuant to this Agreement or the issuance of Warrants pursuant to this Agreement, (ii) the issuance of shares relating to any benefit plan, stock option plan or any other compensation plan offered solely to the Issuer's officers and/or employees, (iii) the issuance of shares of Common Stock as consideration for the purchase of any property, stock, business or securities from any Person who is not an Affiliate of the Issuer or any Subsidiary immediately prior to such transaction whether such shares are issued directly by the Issuer or by a Subsidiary of the Issuer in connection with any merger, consolidation or other business combination, (iv) if there shall then be a public market for the Common Stock, the issuance of shares of Common Stock upon receipt by the Issuer of no less than the Current Market Price therefor as described in clause (a) of the definition of "Current Market Price" and (v) if there shall then be no public market for the Common Stock, the issuance of shares of Common Stock, warrants or Convertible Securities on terms that are at least as favorable to the Issuer as terms that could be obtained in an arm's length transaction with third Persons not Affiliates of the Issuer or any Subsidiary and for consideration equal to the fair value of such shares as determined in good faith by a majority of disinterested members of the Board of the Issuer.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated. The "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.




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         "SCI Loans" means that portion of the Loans allocable to the
Convertible Lender from time to time, pursuant to the Credit Agreement and SCI Assignment.

         "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         "Warrant Agreement" shall mean that certain Warrant Agreement between Issuer and Convertible Lender of even date herewith.

         "Warrants" shall mean one or more Warrants to be issued by the Issuer each, in the form attached as Exhibit A to the Warrant Agreement.

                                   ARTICLE II

                                   CONVERSION

         Section 2.01 Convertible Lender Elected Conversions. Up to $30,000,000 of the SCI Loans shall constitute Convertible Loans, determined as follows:

         (a) $15,000,000 of SCI Loans shall be Convertible Loans.

         (b) An additional $5,000,000 of SCI Loans shall be Convertible Loans if the total principal amount of the Loans outstanding exceeds the Convertible Loan Threshold Amount plus $15,000,000.

         (c) An additional $5,000,000 of SCI Loans shall be Convertible Loans if the total principal amount of the Loans outstanding exceeds the Convertible Loan Threshold Amount plus $20,000,000.

         (d) An additional $5,000,000 of SCI Loans shall be Convertible Loans if the total principal amount of the Loans outstanding exceeds the Convertible Loan Threshold Amount plus $25,000,000.

         (e) Once SCI Loans are deemed to be Convertible Loans pursuant to clauses (a), (b), (c) and (d) above such Convertible Loans shall be the last SCI Loans to be repaid under the Convertible Note, other than through conversion under this Agreement.

         (f) Convertible Amounts shall be convertible at the following Conversion Prices:

                  (i) the first $10,000,000 in Convertible Amounts (Tranche One) shall be convertible at $3.90 per share;




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                  (ii) the Convertible Amounts in excess of $10,000,000 and up to $20,000,000 (Tranche Two) shall be convertible at $6.00 per share;
         and

                  (iii) the Convertible Amounts in excess of $20,000,000 (Tranche Three) shall be convertible at $8.00 per share.

         (g) The Convertible Lender shall have the right to convert all or any portion of the Convertible Amount into Common Stock at any time and from time to time (provided, however, such portion shall not be less than $5,000,000); provided that all of Tranche One shall be converted before any portion of Tranche Two shall be converted, and all of Tranche Two shall be converted before any portion of Tranche Three shall be converted.

         (h) To convert, the Convertible Lender shall deliver a Conversion Notice not more than 60 days nor less than 15 days prior to the Conversion Date (which must be at least 90 days after the Closing Date), which notice shall set out the amount of the SCI Loans to be so converted, the applicable Conversion Tranche or Tranches, Conversion Price or Prices, the number of shares of Common Stock to be delivered upon such conversion and the Conversion Date. The number of shares of Common Stock to be delivered upon a conversion shall be the quotient obtained by dividing the amount of the SCI Loans (of the applicable Conversion Tranche) to be converted by the applicable Conversion Price. If Eurodollar Loans are outstanding and are to be repaid pursuant to any such conversion, the Conversion Date must be a date which coincides with the last day of the appropriate Eurodollar Interest Period.

         (i) Upon any repayment of the SCI Loans, whether at Maturity or as a prepayment (whether or not required pursuant to Section 2.07 of the Credit Agreement), which reduces the outstanding principal balance thereof below the then existing Convertible Amount, Tranche One shall be deemed paid first, Tranche Two shall be deemed paid second and Tranche Three shall be deemed paid last, and the following shall apply:

                           (i) to the extent the provisions of clauses (ii) and
                  (iii) below are not applicable with respect to such payment, the Convertible Lender's Warrants shall be exercisable in accordance with the terms thereof.

                           (ii) If such repayment is made on or before the six
                  (6) month anniversary of the Closing Date, the Borrower may elect to repay the outstanding principal amount of the Convertible Loans so repaid at the greater of (x) 125% of par or (y) $5,000,000 plus the principal amount at par less the actual interest earned from the Closing Date on the Convertible Amount so repaid, and in such event the conversion rights with respect to the Convertible Amount so repaid shall be automatically canceled.

                           (iii) From and after the six (6) month anniversary of
                  Closing Date, the Borrower may irrevocably elect by written notice to the Convertible Lender, such




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                  notice given no more than 60 or no less than 30 days prior to the repayment date selected by the Borrower, subject to the prior conversion of any Convertible Amount by the Convertible Lender, to repay all or a portion of the Convertible Amount of the SCI Loans at the following premiums to par:

                           If paid between the following dates:

                           Six month anniversary to December 31, 2000       150%
                           January 1, 2001 to June 30, 2001                 140%
                           July 1, 2001 to December 31, 2001                130%
                           January 1, 2002 to June 30, 2002                 120%
                           July 1, 2002 to December 31, 2002                110%

                  Any Convertible Amount not converted by the Convertible Lender prior to the repayment date elected by the Borrower shall be repaid as aforesaid. If Borrower timely repays the Convertible Amount so noticed on the repayment date, the conversion rights with respect to the Convertible Amount so repaid shall be automatically canceled.

         Section 2.02 Borrower Forced Conversion. At any time after the first anniversary of the Closing Date, the Borrower shall have the right to require the conversion of all or any portion of the Convertible Amount of the SCI Loans into Common Stock upon 5 business days' notice, provided that there exists no Event of Default nor an event which would with the passage of time result in an Event of Default, and provided that the following additional conditions are met:

         (a) All or any portion of the Tranche One Convertible Amount may be converted (provided, however, such portion shall not be less than $5,000,000) if the Closing Price of the Common Stock has (i) equaled or exceeded 200% of the Conversion Price for Tranche One on each of the five (5) Business Days preceding the date the forced conversion election is made and (ii) averaged 200% or more of the Conversion Price for Tranche One for the two months preceding the date the forced conversion election is made, provided that the first day of the two month time period shall not occur prior to the completion of 50% of the primary wells on the CAPEX Plan approved at Closing, as such plan is amended from time to time with the consent of the Convertible Lender.

         (b) All or any portion of the Tranche Two Convertible Amount may be converted (provided, however, such portion shall not be less than $5,000,000) if the Closing Price of the Common Stock has (i) equaled or exceeded 150% of the Conversion Price for Tranche Two on each of the five (5) Business Days preceding the date the forced conversion election is made and (ii) has averaged 150% or more of the Conversion Price for Tranche Two for the two months preceding the date the forced conversion election is made, provided that the first day of the two month time period shall not occur prior to the completion of 50% of the primary wells on the CAPEX Plan approved at Closing, as such plan is amended from time to time with the consent of the Convertible Lender.




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         (c) All or any portion of the Tranche Three Convertible Amount may be converted (provided, however, such portion shall not be less than $5,000,000) if the Closing Price of the Common Stock has (i) equaled or exceeded 150% of the Conversion Price for Tranche Three on each of the five (5) Business Days preceding the date the forced conversion election is made and (ii) has averaged 150% or more of the Conversion Price for Tranche Three for the two months preceding the date the forced conversion election is made, provided that the first day of the two month time period shall not occur prior to the completion of 50% of the primary wells on the CAPEX Plan approved at Closing, as such plan is amended from time to time with the consent of the Convertible Lender.

         (d) All or any portion of the Convertible Amount (provided, however, such portion shall not be less than $5,000,000) may be converted if the Issuer conducts a public offering of Common Stock at a price of $9 or more per share of Common Stock within twelve (12) months after the Closing Date, provided that the Convertible Lender is permitted to sell in such public offering all or any portion of the Common Stock acquired pursuant to such conversion on terms no less favorable to the Convertible Lender than those contained in the Registration Rights Agreement.

         (e) Notwithstanding anything stated in this Section 2.02 to the contrary, the Borrower may not elect, pursuant to this Section 2.02, to convert an amount of SCI Loans in excess of $20,000,000, unless any remaining balance of the Convertible Note is repaid pursuant to the terms of the Credit Agreement.

         Section 2.03 Issuance of Common Stock on Conversion. The Issuer shall deliver or cause to be delivered to the Convertible Lender on the Conversion Date certificates representing the number of fully paid and nonassessable shares of Common Stock into which Conversion Amount is to be converted in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the close of business on the date the certificates are delivered and the principal of the SCI Loans shall be deemed to be repaid by an amount equal to such converted Conversion Amount on such date. Accrued interest on such SCI Loans shall remain due and owing and payable at the time and as otherwise provided in the Credit Agreement.

         No fractional shares of Common Stock shall be issued upon conversion. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to such fraction of a share multiplied by the Conversion Price.

         Section 2.04 Adjustments and Other Rights. The Conversion Price and the number of shares issuable upon conversion rights listed in this Agreement shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:




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                  (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which conversion rights are exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which Convertible Loans are exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Conversion Price shall be adjusted to equal the Conversion Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which Convertible Loans are exercisable immediately prior to the adjustment and the denominator of which shall be the number of shares for which Convertible Loans are exercisable immediately after such adjustment.

         (b) Certain Other Distributions. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i) cash;

                  (ii) any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash); or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever;

then (i) the number of shares of Common Stock for which Convertible Loans are exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which Convertible Loans are exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock, minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined reasonably and in good faith by the board of directors of the Issuer) of any and all such evidences of indebtedness, shares of stock, other securities




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or property or warrants or other subscription or purchase rights so distributable, and (ii) the Conversion Price shall be adjusted to equal (A) the Conversion Price multiplied by the number of shares of Common Stock for which Convertible Loans are exercisable immediately prior to the adjustment divided by
(B) the number of shares for which Convertible Loans are exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 2.04(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 2.04(a) of this Agreement.

         (c) Issuance of Additional Shares of Stock.

                  (i) If at any time the Issuer shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be (A) an amount equal to the sum of (X) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Current Market Price immediately prior to the first to occur of (i) Board action by the Issuer authorizing such action or (ii) the public announcement of an intent to take such action, plus (Y) the consideration, if any, received by the Issuer upon such issuance or sale, and the denominator of which shall be (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale multiplied by the Current Market Price as determined in clause (A) above.

                  (ii) The provisions of Section 2.04(c)(i) of this Agreement shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Sections 2.04(a) or 2.04(b) of this Agreement. No adjustment of the number of shares of Common Stock for which Convertible Loans are exercisable shall be made under
         Section 2.04(c) of this Agreement upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities (i) if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any such warrants or other rights) pursuant to Section 2.04(d) or Section 2.04(e) of this Agreement, (ii) if no adjustment was required pursuant to such sections upon the issuance of such Convertible Securities, warrants or other rights or (iii) in the event the issuance of such Convertible Securities, warrants or other rights predates or is of the same date as this Agreement, if no adjustment would have been required pursuant to such sections upon such issuance had this Agreement been in effect.




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         (d) Issuance of Warrants or Other Rights. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, and if the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such distribution, issue or sale, then the Conversion Price shall be adjusted as provided in Section 2.04(a) of this Agreement on the basis that (A) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to be outstanding immediately following such issuance, (B) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such Additional Shares of Common Stock are available to such holders, and (C) the Issuer shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such other rights or upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

         (e) Issuance of Convertible Securities. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Convertible Securities, other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, and if the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale of Convertible Securities, then the Conversion Price shall be adjusted as provided in Section 2.04(a) of this Agreement on the basis that (A) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to be outstanding immediately following such issuance, (B) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Common Stock are available to such holders, and (C) the Issuer shall be deemed to have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Section 2.04(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor if any such adjustments shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 2.04(d) of this Agreement. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 2.04, no further adjustments of the Conversion Price shall be made by reason of such issue or sale.

         (f) Superseding Adjustment. If, at any time after any adjustment of the Conversion Price shall have been made pursuant to Section 2.04(d) or Section 2.04(e) of this Agreement as the result of any issuance of warrants, options, rights or Convertible Securities, and such warrants, options or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants, options or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled in whole or in part, as applicable, and, if applicable, the Conversion Price shall be recalculated as if all such expired and unexercised warrants, options, rights or Convertible Securities had never been issued.

         (g) Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which Convertible Loans are exercisable provided for in this Section 2.04:

                  (i) Computation of Consideration. To the extent that any Additional Shares of Common Stock shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined reasonably and in good faith by a majority of the disinterested members of the Board of the Issuer.

                  (ii) When Adjustments to Be Made. The adjustments required by this Section 2.04 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the number of shares for which Convertible Loans are exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.04(a) of this Agreement) up to, but not beyond, the date and time of exercise of conversion rights if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% to the number of shares of Common Stock for which conversion rights are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2.04 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (iii) Fractional Interests. In computing adjustments under this Section 2.04, fractional interests in Common Stock resulting from an issuance of additional Common Stock to Convertible Lender pursuant to this Section 4 shall be taken into account to the nearest 1/10th of a share.

                  (iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (v) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 2.04 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Convertible Lender exercises its conversion rights, any Additional Shares of Common Stock issuable upon exercise of such conversion rights by reason of such adjustment shall be held in escrow for Convertible Lender by the Issuer to be issued to Convertible Lender upon and to the extent that the event actually takes place, upon payment of the balance, if any, of the Conversion Price for such Common Stock at such date (after taking into account any overpayment of the Conversion Price made at any time of the initial exercise of conversion rights). Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Issuer and escrowed property returned.

         (h) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In the event the Issuer shall reorganize its capital, reclassify its capital stock, consolidate or merge with and into another corporation or entity (where the Issuer is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Issuer), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation or entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation or entity ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Issuer, then the Issuer shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Convertible Lender shall have the right thereafter to receive, upon exercise of its conversion rights, solely the number of shares of "common stock of the successor or acquiring corporation" or of the Issuer, if it is the surviving corporation, and

Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets, by a holder of the number of shares of Common Stock for which Convertible Loans are exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, such provisions shall include the express assumption by the successor or acquiring corporation or entity (if other than the Issuer) of the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Issuer and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the board of directors of the Issuer) to provide for adjustments of shares of the Common Stock for which Convertible Loans are exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.04. For purposes of this Section 2.04(h), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock or other securities of such corporation or entity and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock or other securities, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock or securities. The foregoing provisions of this Section 2.04(h) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         (i) Notice of Adjustments. Whenever the number of shares of Common Stock for which Convertible Loans are exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of conversion rights, shall be adjusted pursuant to Section 2.04, the Issuer shall forthwith prepare a certificate to be executed by the chief financial officer of the Issuer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the board of directors of the Issuer determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in
Section 2.04 of this Agreement), specifying the number of shares of Common Stock for which conversion rights are exercisable and (if such adjustment was made pursuant to Section 2.04(h) of this Agreement) describing the number and kind of any other shares of stock or Other Property for which conversion rights are exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Issuer shall promptly cause a signed copy of such certificate to be delivered to the Convertible Lender. The Issuer shall keep at its office or agency copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Convertible Lender.

         (j) Notice of Certain Corporate Action. The Convertible Lender shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

         (k) No Impairment. The Issuer shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Convertible Lender against impairment. Without limiting the generality of the foregoing, the Issuer will use reasonable good faith efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable it to perform its obligations under this Agreement.

         Upon the request of the Convertible Lender, the Issuer will, at any time during the period this Agreement is in effect, acknowledge in writing, in form satisfactory to the Convertible Lender, the continuing validity of this Agreement and the obligations of the Issuer hereunder.

         Section 2.05 Reservation of Shares. The Issuer covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon conversion of the Convertible Loans as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the full potential Conversion Amount. The Issuer covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly and validly issued and fully paid and non-assessable. The Issuer shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of the full potential Conversion Amount.

         Section 2.06 Certain Covenants. Before taking any action which would cause an adjustment reducing the Conversion Price below the then stated or par value of the Common Stock issuable upon conversion, the Issuer will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted conversion price.

         Section 2.07 Certain Notices. In case:

                  (i) the Issuer shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or other cash distributions paid out of surplus); or

                  (ii) The Issuer shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock or any class or of any other rights; or

                  (iii) of any reclassification of the capital stock of the Issuer (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the sale, lease, or transfer of all or substantially all of the property of the Issuer; or

                  (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the Issuer;

then, in each case, the Issuer shall provide to the Convertible Lender at least 20 days, but not more than 45 days, prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation, or winding up.

         Section 2.08 Board of Directors.

                  (a) The Convertible Lender shall have the right to name one member of the Board of the Issuer, during such time that the Convertible Lender owns 10% or more of the Common Stock of the Issuer.

                  (b) The Convertible Lender shall, as an observer only, have the right to send a representative, and such representative shall have a right to attend, as an observer only, all Board meetings of the Issuer, during such time that the Convertible Lender holds Warrants or Convertible Loans convertible into 10% or more of the Common Stock of the Issuer, and the Issuer shall give the same prior notice to the Convertible Lender of all Board Meetings as is given to the other Board members.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 3.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 3.03 No Third Party Beneficiaries. Except as expressly provided herein nothing in this Agreement shall entitle any person other than the parties signatory hereto or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

         Section 3.04 Successors and Assigns. All of the terms, covenants, representations, warranties, and conditions of this Agreement shall be binding on, and inure to the benefit of, and be enforceable by the parties hereto and their respective permitted successors and assigns. This Agreement and the rights and obligations hereunder shall be transferred automatically from the Convertible Lender to any Person to whom the Convertible Note, any Warrants or any Registrable Securities (as such term is defined in the Registration Rights Agreement) are transferred, provided that (x) the Issuer is given written notice of the transfer and the name, address, telephone number and facsimile number of the transferee, (y) the subsequent transferee agrees in writing to be bound by all the terms of this Agreement and
(z) at the Issuer's option, the Issuer is provided an opinion of counsel, reasonably acceptable to the Issuer and the fees of which the Issuer shall pay, that such transfer does not require registration under the Securities Act of 1933, as amended.

         Section 3.05 Entire Agreement. This Agreement, the Registration Rights Agreement, the Credit Agreement, the Loan Documents and the Warrant Agreement are intended by the parties hereto to be a complete and exclusive statement of the agreement and understanding of the parties in respect to the subject matter contained herein. These agreements supersede all prior agreements or understandings among the parties with respect to such subject matter.

         Section 3.06 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties signatory hereto and their respective successors and assigns.

         Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by all the parties, and this Agreement shall be binding upon all the parties with the same force and effect as if all the parties had signed the same document, and each such signed counterpart shall constitute an original of this Agreement.

         Section 3.08 Amendments. This Agreement may be amended and the observance of any term of this Warrant may be waived only with the written consent of all the parties hereto.

         Section 3.09 Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated in the Credit Agreement for the Issuer, or at the address for the Convertible Lender set forth in the registry maintained by the Issuer or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Issuer or the Convertible Lender may designate by ten-day advance written notice.

         EXECUTED as of the date first written above.

                                                  BRIGHAM EXPLORATION COMPANY


                                                  By:
                                                       -------------------------
                                                  Name:  Curtis F. Harrell
                                                  Title: Chief Financial Officer


                                                  BRIGHAM OIL & GAS L.P.


                                                  By:
                                                       -------------------------
                                                  Name:  Curtis F. Harrell
                                                  Title: Chief Financial Officer


                                                  SHELL CAPITAL INC.


                                                  By:
                                                       -------------------------
                                                  Name:  Robert L. Roberts
                                                  Title: Vice-President